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                                                                  EXHIBIT 99(3)

                                POWER OF ATTORNEY

         I, ARTHUR P. D'SILVA, an individual resident of the State of Iowa, hereby make, constitute and appoint COLLIN J. D'SILVA, an individual resident of the State of Nebraska, as my true and lawful attorney-in-fact and agent to execute and file with the Securities and Exchange Commission Schedule 13G, any amendments thereto and any other related documentation which may be required to be filed in my individual capacity as a result of my position as an officer, director or shareholder of Transgenomic, Inc., a Delaware corporation and, further, grant unto said attorney-in-fact and agent full power and authority to do and perform each and every act and undertaking which I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Dated:  February 1, 2001


                                    /s/ Arthur P. D'Silva
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                                    Arthur P. D'Silva